Filed pursuant to Rule 433
Free Writing Prospectus
March 6, 2025
Registration No. 333-274474

Date: 3/6/2025

Post: Webull Social Media Post – EZBC

Post Language:
@$Bitcoin exposure without the hassle of buying bitcoin directly. That's EZBC. Meet $Franklin Bitcoin ETF (EZBC). EZBC Holdings as of March 6, 2025: @$Bitcoin (100.0%).

See fund & holding details.
See fund prospectus.
#bitcoin #crypto #digitalassets

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EZBC
Franklin
Bitcoin ETF
Explore EZBC

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FRANKLIN TEMPLETON
Just now
$Bitcoin exposure without the hassle of buying bitcoin directly. That's EZBC. Meet $Franklin Bitcoin ETF (EZBC). EZBC Holdings as of March 6, 2025: Bitcoin (100.0%).
See fund & holding details .
See fund prospectus .
#Bitcoin #crypto #digitalassets
EZBC
Franklin
Bitcoin ETF
Explore EZBC